UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment  No. 1)
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 18, 2017

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Papa John’s International, Inc. (the “Company”) on December 21, 2017 (the “Original 8-K”) where we reported under Items 5.02, the appointment of Steve Ritchie to the position of President and Chief Executive Officer.  This amendment is being filed to report changes to the compensation of Mr. Ritchie upon his promotion to Chief Executive Officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 18, 2017, the Company named Steve Ritchie President and Chief Executive Officer of the Company, effective January 1, 2018.  On January 16, 2018, the Compensation Committee of the Company’s Board of Directors set Mr. Ritchie’s base salary for 2018 at $900,000, with a bonus target under the Company’s management incentive plan of 75% of base salary subject to the achievement of Company performance expectations.  Mr. Ritchie’s annual long-term incentive award will be $1,725,000.

For more information on the Company’s executive compensation, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2017, as adjusted by the Company’s Compensation Committee from time to time.  The Company’s 2018 Annual Meeting of Stockholders will be held on Wednesday, May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: January 18, 2018	/s/ Lance F. Tucker Lance F. Tucker Senior Vice President, Chief Financial Officer and Chief Administrative Officer

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